Exhibit 10.2

SUPPLEMENT NO.1 TO

COLLATERAL SECURITY AGREEMENT

This SUPPLEMENT NO. 1 dated as of December 20, 2005 (this “Supplement”) to the Agreement (as defined below) is by Huntsman Advanced Materials Holdings LLC, a Delaware limited liability company, Huntsman Advanced Materials LLC, a Delaware limited liability company, and Huntsman Advanced Materials Americas, Inc., a Delaware corporation (each, a “New Assignor” and, collectively, “New Assignors”), each a Subsidiary of the Company, in favor of Deutsche Bank AG New York Branch, as Collateral Agent under the Collateral Security Agreement dated as of August 16, 2005, by and among Huntsman International LLC, a Delaware limited liability company, as an Assignee, certain subsidiaries of Huntsman International LLC from time to time party thereto, as Assignors, and Deutsche Bank AG New York Branch, as Collateral Agent (such Collateral Security Agreement, as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”) for the benefit of the Secured Parties thereunder.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of August 16, 2005, among Huntsman International LLC, a Delaware limited liability company, as Borrower, Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders thereunder, Deutsche Bank Securities, Inc., as Joint Lead Arranger and Joint Book Runner, Citigroup Global Markets, as Co-Syndication Agent, Joint Lead Arranger and Joint Book Runner, Credit Suisse, as Co-Syndication Agent, Joint Lead Arranger and Joint Book Runner, and the Lenders identified therein, as amended by the Consent and First Amendment to Credit Agreement dated as of December 20, 2005 (such Credit Agreement, as so amended, and as same may hereafter be amended, modified, extended, renewed, replaced, restated, waived or supplemented from time to time, and including any agreement extending the maturity of or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement, the “Credit Agreement”), the Lenders have agreed to extend certain credit facilities to the Company on terms and conditions provided therein;

WHEREAS, pursuant to Section 7.11(d) of the Credit Agreement, the Company is required to cause each Domestic Subsidiary that was not in existence (other than a Receivable Subsidiary or an Unrestricted Subsidiary) on the dates of such respective Loan Documents to become a party to the Agreement;

WHEREAS, Section 14.2(d) of the Agreement provides that additional Subsidiaries of the Company may become Assignors under the Agreement by execution and delivery of a document in the form of this Supplement;

WHEREAS, pursuant to Section 7.11(b) of the Credit Agreement, the Company is required to cause (i) each Subsidiary (other than a Receivables Subsidiary) that is organized under the laws of a state of the United States of America or the District of Columbia and (ii) each other Subsidiary that is wholly owned by a corporation organized under the laws of a state of the United States or the District of Columbia and is disregarded as an entity separate from that owner under Treasury Regulation section 301.7701-3, in each case, that was not in existence on the

Closing Date, to become a party to the Subsidiary Guaranty (as defined in the Credit Agreement); and

WHEREAS, concurrently with its execution and delivery of this Supplement, each New Assignor is executing and delivering either a Subsidiary Guaranty in favor of the Secured Parties or a supplement to the Subsidiary Guaranty pursuant to which it is becoming a party thereto;

NOW, THEREFORE, in consideration of the premises above and as set forth in the Security Agreement, the parties hereto agree as follows:

ARTICLE I

SUPPLEMENT TO SECURITY AGREEMENT

1.1.         Supplement to Security Agreement.   In accordance with Section 14.2(d) of the Agreement, each New Assignor, by its execution and delivery of this Supplement, becomes a party to the Agreement as an Assignor with the same force and effect as if originally named therein as an “Assignor”, and each New Assignor hereby (a) agrees to all the terms and provisions of the Agreement and agrees to be bound by, subject to, and to perform all obligations duties and liabilities of an Assignor under the Agreement, (b) represents and warrants that the representations and warranties made by it as an Assignor thereunder are true and correct in all material respects on and as of the date hereof and agrees that the Schedules hereto (each of which is designated as a supplement to a corresponding Schedule to the Agreement) are hereby incorporated in their entirety into such corresponding Schedules to the Agreement.  Each reference to a “Subsidiary” or an “Assignor” in the Agreement shall be deemed to include each New Assignor.  All of the terms of the Security Agreement are hereby incorporated in their entirety.

1.2.         Additional Representations, Warranties and Covenants.  Each New Assignor represents and warrants to the Collateral Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

ARTICLE II

SECURITY INTERESTS

2.1          Grant of Security Interests.  (a) As collateral security for the prompt and complete payment and performance of the Secured Obligations when due, and to induce the Administrative Agent and the Lenders to continue to provide the financial accommodations to Borrower under the Credit Agreement, each New Assignor does hereby grant, pledge, assign and transfer unto the Collateral Agent, in its capacity as Collateral Agent for the benefit of the Secured Parties, a continuing security interest of first priority in all of the right, title and interest of such New Assignor in, to and under all of the following, whether now existing or hereafter from time to time arising, and whether now owned or hereafter from time to time acquired or created:  (i) all cash, accounts, deposits, Deposit Accounts, Investment Property, securities accounts, securities and insurance policies now or at any time hereafter in the possession or under control of such New Assignor or its respective bailees and any interest therein, (ii) each and every Receivable, (iii) all Contracts, together with all Contract Rights arising thereunder, and all equity and debt securities and other interests in any and all Unrestricted Subsidiaries, (iv) all Inventory, (v) any cash collateral account established with respect to such New Assignor and all monies, securities and instruments deposited or required to be deposited in such cash collateral account, (vi) all Equipment, (vii) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such New Assignor symbolized by the Marks, and all Intellectual Property Causes of Action, (viii) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (ix) all computer programs and all intellectual property rights therein and all other proprietary information, including, but not limited to, Trade Secrets, (x) all vehicles, aircraft, vessels, barges, railcars, rolling stock and Fixtures, together with accessions thereto and replacement parts therefor, (xi) (A) all Intercompany Notes described in Schedule B (as it may, from time to time, be supplemented in accordance with the terms of the Agreement), all other Intercompany Notes and all other promissory notes owing to such New Assignor; (B) (1) all Capital Stock described in Schedule C (as it may, from time to time, be supplemented in accordance with the terms of the Agreement) and (2) all other Capital Stock; and (C) all Stock Rights, (xii) all books and records, customer lists, ledger cards, credit files, print-outs, and other materials and records pertaining to any of the foregoing, whether now owned or hereafter acquired, (xiii) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments, (xiv) all Letter-of-Credit Rights, (xv) any Commercial Tort Claims described on Schedule 2.1(k), (xvi) all other personal property of such New Assignor, whether now owned or hereafter acquired, (xvii) all documents of title evidencing or issued with respect to any of the foregoing, and (xviii) all Proceeds and products of any and all of the foregoing (including, without limitation, all insurance and claims for insurance effected or held for the benefit of such New Assignor in respect thereof) (all of the above, as limited below in Sections 2.1(c) and 2.1(d) of this Supplement and Sections 1.1(c) and 1.1(d) of the Agreement, collectively, the “Collateral”); provided, however, that the security interests granted hereunder shall only cover any New Assignor’s right, title and interest in any asset subject to liens described in clause (2) of Section 8.1(h) of the Credit Agreement, to the extent that the Lender (as defined in that certain Loan Agreement by and among Huntsman Headquarters Corporation, Huntsman Petrochemical Corporation, Huntsman Chemical Corporation, Huntsman Packaging Corporation and U.S. Bank of Utah dated as of December 17, 1996 (the “Headquarters Loan Agreement”) has consented to the grant by Huntsman Headquarters Corporation of a security interest in any Collateral (as defined in the Headquarters Loan Agreement) hereunder.

(b)           The security interests of the Collateral Agent under this Supplement and the Agreement extend to all Collateral of the kind which is the subject of this Supplement and the Agreement (but subject to the limitations contained in this Supplement and the Agreement) which any New Assignor may acquire at any time during the continuation of this Agreement.

(c)           The Collateral shall not include any property or assets (whether tangible or intangible, including without limitation, Capital Stock) or any right, title or interest in respect thereof (i) which constitutes the Capital Stock (as defined in the Senior Secured Notes Indenture) of Subsidiaries (as defined in the Senior Secured Notes Indenture) of the Borrower or of any Guarantor (as defined in the Senior Secured Notes Indenture), or any Stock Rights or Proceeds thereof in any Capital Stock, (ii) which is subject to an agreement that expressly prohibits the assignment thereof, or the creation of a security interest therein (including, without limitation, Receivables subject to a Permitted Accounts Receivables Securitization), (iii) to the extent that any law or regulation applicable to such rights or property prohibits the assignment thereof or the creation of a security interest therein and (iv) to the extent that such collateral is not required to be pledged under Section 7.11(a), (c) or (d) of the Credit Agreement; provided, however, that such rights and property described in the preceding clauses (ii) and (iii) shall be excluded from the Collateral only to the extent and for so long as such agreement (in the case of clause (ii)) or such law (in the case of clause (iii)) continues to expressly prohibit the creation of such security interest, and upon the expiration of such prohibition, the rights and property as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of any New Assignor or the Collateral Agent.

 (d)          Notwithstanding Sections 1.1(a) and (b), of the Agreement and Sections 2.1(a) and (b) of this Supplement, for the avoidance of doubt, Collateral shall not include Capital Stock and equity interests, or portion thereof, of Persons organized outside the United States which would otherwise be required to be pledged to the Collateral Agent pursuant to the terms hereof (“Foreign Equity Interests”) but which are pledged pursuant to collateral documents (“Foreign Pledge Documents”) governed by the laws of a jurisdiction other than any State or Federal laws of the United States of America.

2.2          Delivery of Pledged Stock and Pledged Intercompany Notes.  The Pledged Intercompany Notes listed on Schedule B and the certificates representing the Pledged Stock listed on Schedule C (other than the shares of capital stock of foreign entities which are not certificated) shall be delivered to the Collateral Agent contemporaneously herewith together with appropriate undated note powers and stock powers duly executed in blank.  Neither the Collateral Agent nor any Secured Party shall be obligated to preserve or protect any rights with respect to the Pledged Intercompany Notes or the Pledged Stock or to receive or give any notice with respect thereto whether or not the Collateral Agent or any Secured Party is deemed to have knowledge of such matters.  The Collateral Agent agrees to hold such Pledged Stock, the Pledged Intercompany Notes and any other Collateral in its possession for the benefit of the Secured Parties.

2.3          Continued Performance by New Assignor.  The assignments and security interests under the Agreement and this Supplement granted to the Collateral Agent shall not relieve any New Assignor from the performance of any term, covenant, condition or agreement on such New Assignor’s part to be performed or observed under or in respect of any of the Collateral pledged by it hereunder or under the Agreement or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on the Collateral Agent to perform or observe any such term, covenant, condition or agreement on such New Assignor’s part to be so performed or observed or impose any liability on the Collateral Agent for any act or omission on the part of such New Assignor relative thereto or for any breach of any representation or warranty on the part of such New Assignor contained in this Agreement or any other Loan Document, or in respect of the Collateral pledged by it hereunder or made in connection herewith or therewith.

2.4          Power of Attorney.  By way of securing its obligations under the Agreement and this Supplement, each New Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such New Assignor or otherwise), in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of the Agreement and this Supplement, which appointment as attorney is coupled with an interest.

ARTICLE III

MISCELLANEOUS

3.1.         Definitions.  Capitalized terms used herein (including in the recitals hereto) without definition shall have the meanings ascribed to them in the Agreement (including meanings ascribed pursuant to Section 14.13 of the Agreement).

3.2.         Headings.  Article and Section headings used in this Supplement are for convenience only and shall not affect the construction of this Supplement.

3.3.         Severability.  Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.4.         Binding Effect; Successors and Assigns.  This Supplement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Secured Parties and their respective permitted successors and assigns, and nothing herein or in the Agreement or in any Mortgage is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Supplement, the Agreement or any Mortgage.

3.5.         Governing Law.  THE PROVISIONS OF THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND THE DECISIONS OF THE STATE OF NEW YORK.

3.6.         Full Force and Effect.   Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

3.7.         Fees.  Each New Assignor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses (including Attorney Costs) incurred in connection with the preparation, execution and delivery of this Supplement and the taking of all actions required hereby.

3.8.         Counterparts.  This Supplement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 1 to the Collateral Security Agreement to be duly and properly executed and delivered as of the date first written above.

HUNTSMAN ADVANCED MATERIALS HOLDINGS
LLC

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President and Treasurer

Notice Address for the above Subsidiary:

c/o Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah 84108

HUNTSMAN ADVANCED MATERIALS LLC

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President and Treasurer

Notice Address for the above Subsidiary:

c/o Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah 84108

HUNTSMAN ADVANCED MATERIALS AMERICAS,
INC.

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President and Treasurer

Notice Address for the above Subsidiary:

c/o Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah 84108

Acknowledged and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent and as UK Security Trustee

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

By:	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Director